UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  March 27, 2012

InspireMD, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54335	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On March 27, 2012, InspireMD Ltd. (the “Company”), a wholly-owned subsidiary of InspireMD, Inc., entered into a consultancy agreement with Robert Ratini (the “Consultancy Agreement”).  Pursuant to the Consultancy Agreement, Mr. Ratini will serve as the Company’s vice-president of sales and marketing.  Until May 31, 2012, Mr. Ratini will provide services to the Company on a part-time basis and, beginning on June 1, 2012, he will serve as the full-time vice-president of sales and marketing.  Mr. Ratini will receive $20,000 per month in consideration for his services, which will be paid on a pro-rata basis until May 31, 2012, and will also receive a monthly phase-in payment of $7,000 from June 1, 2012 to December 31, 2012.  Mr. Ratini will also be eligible to receive various performance-based commissions, which are dependent upon the levels of revenue generated by his sales activity.  The Consultancy Agreement also contains certain confidentiality, non-competition and non-solicitation requirements for Mr. Ratini.

The foregoing summary of the Consultancy Agreement is not complete, and is qualified in its entirety by reference to the full text of the Consultancy Agreement that is attached as an exhibit to this Current Report on Form 8-K as Exhibit 10.1. Readers should review the Consultancy Agreement for a more complete understanding of the terms and conditions associated with this agreement.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Consultancy Agreement, dated March 27, 2012, by and between InspireMD Ltd. and Robert Ratini

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: April 2, 2012	By:
Name: Craig Shore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consultancy Agreement, dated March 27, 2012, by and between InspireMD Ltd. and Robert Ratini